As filed with the Securities and Exchange Commission on December 30, 2002.
                                                   Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ---------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                           ULTIMATE ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


                 Delaware                               84-0585211
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)

  321 West 84th Avenue, Suite A, Thornton, CO            80260
   (Address of Principal Executive Offices)            (Zip Code)

   ULTIMATE ELECTRONICS, INC. AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN ULTIMATE ELECTRONICS, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

              Alan E. Kessock                         With a copy to:
          Chief Financial Officer                   Laura B. Gill, Esq.
       321 West 84th Avenue, Suite A             Davis Graham & Stubbs LLP
         Thornton, Colorado 80260               1550 17th Street, Suite 500
                                                  Denver, Colorado 80202
                     (Name and address of agent for service)

              (303)412-2500                           (303)892-9400
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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                                                                       Proposed               Proposed
               Title of                                                 maximum                maximum
              securities                        Amount                 offering               aggregate        Amount of
                 to be                          to be                    price                offering        registration
              registered                      registered               per share                price             fee
---------------------------------------     ---------------         ---------------     ------------------    ------------
Common Stock ($.01 par value per share)      1,974,834 (1)             $9.17(2)           $18,109,228 (2)       $1,666
---------------------------------------     ---------------         ---------------     ------------------    ------------
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
Notes:
(1) Amount to be registered includes 1,750,000 shares of Common Stock to be issued pursuant to the Amended and Restated 2000 Equity Incentive Plan and 224,834 shares of Common Stock to be issued pursuant to the Amended and Restated Employee Stock Purchase Plan.
(2) Pursuant to Rule 457(h)(1), the price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on December 24, 2002 as quoted on NASDAQ.


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



                                EXPLANATORY NOTE

This Registration Statement registers an additional 1,750,000 shares of Common Stock, $0.01 par value per share (the "Common Stock"), of Ultimate Electronics, Inc. (the "Company"), issuable under the Company's Amended and Restated 2000 Equity Incentive Plan (the "EIP"). The remaining 1,200,000 shares of Common Stock available under the EIP were previously registered - 300,000 shares by Registration Statement on Form S-8 (Reg. No. 333-41948) and 900,000 shares by Registration Statement on Form S-8 (Reg. No. 333-64666), which Registration Statements are hereby incorporated by reference.

This Registration Statement also registers an additional 224,834 shares of Common Stock issuable under the Company's Amended and Restated Employee Stock Purchase Plan (the "ESPP"). The remaining 400,000 shares of Common Stock available under the ESPP were previously registered by Registration Statement on Form S-8 (Reg. No. 333-41948), which Registration Statement is hereby incorporated by reference.

ITEM 8.  EXHIBITS

Exhibit No.        Description

4.1 Amended and Restated 2000 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the period ended July 31, 2002
4.2 Amended and Restated Employee Stock Purchase Plan, incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 15, 2000
5.1                Opinion of Davis Graham & Stubbs LLP
23.1               Consent of Ernst & Young LLP
23.2               Consent of Davis Graham & Stubbs LLP (included in
                   Exhibit 5.1)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thornton, State of Colorado, on the 30th day of December, 2002.

                                    ULTIMATE ELECTRONICS, INC.


                                    By:   /s/ ALAN E. KESSOCK
                                         -------------------------------------
                                         Alan E. Kessock
                                         Senior Vice President-Finance and
                                         Administration, Chief Financial
                                         Officer, Treasurer and Secretary
                                         (Principal Financial and Accounting
                                         Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 30, 2002.

            Signature                           Title

 /s/ WILLIAM J. PEARSE                   Chairman of the Board
--------------------------------
William J. Pearse


 /s/ J. EDWARD MCENTIRE                  Director and Chief Executive Officer
--------------------------------         (Principal Executive Officer)
J. Edward McEntire


 /s/ DAVID J. WORKMAN                    Director, President and Chief Operating
--------------------------------         Officer
David J. Workman


 /s/ ALAN E. KESSOCK                     Director, Senior Vice President-Finance
--------------------------------         and Administration, Chief Financial
Alan E. Kessock                          Officer, Treasurer and Secretary
                                         (Principal Financial and Accounting
                                         Officer)


 /s/ ROBERT W. BEALE                     Director
--------------------------------
Robert W. Beale


 /s/ RANDALL F. BELLOWS                  Director
--------------------------------
Randall F. Bellows

 /s/ LARRY D. STRUTTON                   Director
--------------------------------
Larry D. Strutton


 /s/ CLARENCE D. HEIN                    Director
--------------------------------
Clarence D. Hein

                                  EXHIBIT INDEX

Exhibit No.         Description

5.1                 Opinion of Davis Graham & Stubbs LLP
23.1                Consent of Ernst & Young LLP
23.2                Consent of Davis Graham & Stubbs LLP (included in
                    Exhibit 5.1)